Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 10K of EnzymeBioSystems,
Inc., of our report dated September 28, 2011 on our audit of the financial statements of EnzymeBioSystems, Inc. as of June 30 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2011 and 2010 and since inception on June 26, 2009 through June 30, 2011, and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
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Seale and Beers, CPAs
Las Vegas, Nevada
September 28, 2011



        Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
           50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
              Phone: (888)727-8251 Fax: (888)782-2351

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